UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

CERULEAN PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36395	20-4139823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Gatehouse Drive Waltham, MA		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 996-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 20, 2017, Cerulean Pharma Inc., a Delaware corporation (“Cerulean” or the “Company”) issued a joint press release with Daré Bioscience, Inc., a Delaware corporation (“Daré”), announcing that the companies will hold a joint conference call to discuss the definitive share purchase agreement under which the stockholders of Daré will become the majority owners of Cerulean.

The conference call will take place at 9:00 a.m. ET on Thursday, March 23, 2017. This call can be accessed by dialing 443-637-1284 or 844-831-3031 prior to the start of the call and referencing conference ID 91378612. To listen to the conference call via the Internet, please visit the investor relations section of Daré’s website.

A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information contained on the websites referenced in the press release is not incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached hereto.

Additional Information about the Proposed Transactions and Where to Find It

In connection with the proposed Daré transaction, Cerulean intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement will be sent to stockholders of Cerulean seeking their approval of the proposed transaction and related matters. Investors and stockholders of Cerulean are urged to read these materials when they become available because they will contain important information about the proposed transaction and the parties to the proposed transaction. The Proxy Statement, any amendments or supplements thereto (when they become available) and other documents filed by Cerulean with the SEC may be obtained free of charge through the SEC web site at www.sec.gov. They may also be obtained for free by directing a written request to: Cerulean Pharma Inc., 35 Gatehouse Drive, Waltham, MA, Attention: Corporate Secretary.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under or applicable exemption from the securities laws of any such jurisdiction.

Participants in the Solicitation

Cerulean, Daré and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Cerulean in connection with the proposed Daré transaction. Information regarding the interests of these directors and executive officers in the proposed transaction described herein will be included in the Proxy Statement described above. Additional information regarding the directors and executive officers of Cerulean is included in its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 28, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Cerulean.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERULEAN PHARMA INC.

Date: March 21, 2017	By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release dated March 20, 2017.